EXHIBIT 8

                         (Letterhead of)

                     CRAVATH, SWAINE & MOORE

                                                        March 14, 1994
           National Health Laboratories Holdings Inc.
                 Common Stock $0.01 Par Value
Dear Sirs:

                We refer to the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission on the date hereof (the "Registration Statement") relating to the above referenced Common Stock and the statements made in the proxy statement/prospectus forming a part of the Registration Statement under the heading "Proposed Reorganization--Federal Income Tax Consequences". We confirm that the statements set forth under such heading represent our opinion as to the matters discussed therein.

                We are aware that we are referred to under the heading "Proposed Reorganization--Federal Income Tax Consequences" in the proxy statement/prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as Exhibit 8 to the Registration Statement.
                                        Very truly yours,
                                        /s/ Cravath, Swaine & Moore

National Health Laboratories
Holdings Inc.
  c/o National Health Laboratories
  Incorporated
        4225 Executive Square
                Suite 800
                        La Jolla, CA 92037